UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 26, 2007 (December 26, 2007)
Commission File No. 000-22390

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory arrangements of Certain Officers

Item 5.02(c). Appointment of Principal Officers.

On December 26, 2007, Sharps Compliance Corp. (the "Company" or “Sharps”) announced that Claude A. Dance has been promoted to Sr. Vice President of Sales and Marketing of the Company (a corporate officer position). Mr. Dance, who joined the Company in August of 2007 as the Vice President of Sales - Emerging Markets, will be responsible for sales, including national, regional and inside sales efforts, as well as marketing and customer service functions. Mr. Dance comes to Sharps from Capital Returns Inc., a leading reverse logistics company, where he served in various key roles including Senior Vice President of Sales and Marketing. Prior to Capital Returns, Mr. Dance served in various sales and management roles with Pharmerica, a division of AmerisourceBergen, Cardinal Health and Wyeth Pharmaceuticals. Mr. Dance graduated in 1981 with a BA in Marketing and earned an MA in 1983, both from Northwestern State University. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Mr. Dance executed an offer letter from the Company, pursuant to which he agreed to serve as the Sr. Vice President of Sales and Marketing of the Company. The offer letter is effective as of December 26, 2007 and provides that Mr. Dance will receive an annual base salary of $200,000 (payable at the bi-weekly rate of $7,692.31). In accordance with the promotion, Mr. Dance will receive an option to purchase 75,000 shares of the Company's common stock under the Sharps Compliance 1993 Stock Plan.  The option has a 7 year term and vests at the rate of 33.3% per year (at each of the first three anniversary dates). The exercise price of the option will be the closing price on the date of the grant (December 26, 2007). The letter also provides for severance of six (6) months (paid on a bi-weekly basis over the severance period) should Mr. Dance be terminated without cause.

In connection with his employment, the Company and Mr. Dance entered into a Non-Competition and Confidentiality Agreement. The complete text of the Offer Letter and the Non-Competition and Confidentiality Agreement are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

David C. Mayfield, the Company’s prior Senior Vice President of Sales and Marketing has accepted the position of Vice President of Pharmaceutical Sales and Reimbursement (a non-officer position).

Item 5.02(e). Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(c) above regarding the offer letter and the compensation arrangement is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Sharps Compliance Corp., a Delaware corporation, and Claude A. Dance
10.2	Non-Competition and Confidentiality Agreement between Sharps Compliance Corp., a Delaware corporation, and Claude A. Dance

Exhibit No.	Description
99.1	Press Release naming Claude A. Dance as Sr. Vice President of Sales and Marketing of Sharps Compliance Corp., effective December 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
Executive Vice President , Chief Financial Officer and Business Development

Dated: December 26, 2007